UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 31, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 1100
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 6, 2007, H.R. Sanders, Jr. converted 1,000 shares of Series A-1 Convertible Preferred Stock (the “Preferred Stock”) of Toreador Resources Corporation (“Toreador”) into 6,250 shares of common stock of Toreador (the “Common Stock”). On December 18, 2007, Herbert L. Brewer converted 10,000 shares of the Preferred Stock into 62,500 shares of Common Stock and the Herbert L. and Paulyne Brewer 1992 Trust converted 10,000 shares of the Preferred Stock into 62,500 shares of Common Stock. On December 31, 2007, the Estate of William I. Lee converted 40,000 shares of the Preferred Stock into 250,000 shares of Common Stock and Wilco Properties, Inc. converted 11,000 shares of the Preferred Stock into 68,750 shares of Common Stock. All the shares of Common Stock issued in the conversions were issued at the conversion price of $4.00 per share of Common Stock pursuant to the terms of the Preferred Stock and were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	January 2, 2008
		By:	/s/ Nigel J. Lovett

Nigel J. Lovett, President and

Chief Executive Officer